Exhibit 10.7

                         [SUNRISE SECURITIES CORP. LOGO]

                                MEMBER NASD/SIPC



                              DR. AMNON MANDELBAUM
                                MANAGING DIRECTOR
                               INVESTMENT BANKING
                TELEPHONE (212) 421-1616 FACSIMILE (212) 750-7277

Mr. Humbert B. Powell, Chairman Essential Reality, Inc. 263 Horton Highway

Mineola, NY  11501

                          INVESTMENT BANKING AGREEMENT

Dear Humbert:

This agreement ("Agreement") is made and entered into this December ___, 2003, between SUNRISE SECURITIES CORP. ("Sunrise") and ESSENTIAL REALITY, INC. (together with all subsidiaries, affiliates, successors and other controlled units, either existing or formed subsequent to the execution of this engagement, the "Company").

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby engages Sunrise upon the terms and conditions as set forth herein as its exclusive placement agent and investment banker with respect to Financings (as defined below) upon the terms and conditions set forth herein. Sunrise understands that the Company seeks Financing in the amount of approximately $1,500,000 to $3,500,000 from the sale of securities of the Company in the form of units ("Units") comprised of securities of the Company that will be convertible and/or exercisable into shares of common stock ("Common Stock") of the Company. It is acknowledged and agreed that any Financing is on a best efforts basis only. This Agreement should not be construed as a firm commitment or guarantee of any Financing. Sunrise and the Company agree and acknowledge that the decision to consummate a Financing shall be in the Company's sole and absolute discretion.

2. Except as otherwise specified in Paragraph 6 hereof, this Agreement shall be effective for a period of nine (9) months, commencing upon the execution hereof and shall continue thereafter unless and until terminated on thirty days written notice by either party to the other party.

3. During the term of this Agreement, Sunrise shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that Sunrise shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of Sunrise's advice is not readily quantifiable, and that Sunrise shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.


                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022

4. Sunrise shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon in writing by Sunrise and the Company.

5. In consideration for the services rendered by Sunrise to the Company pursuant to this Agreement, the Company shall compensate Sunrise as follows:

      A. Upon the execution hereof, the Company shall pay to Sunrise a nonrefundable cash retainer fee of twenty five thousand dollars ($25,000) (the "Retainer Fee").

      B. Upon the closing of each Financing, the Company shall pay to Sunrise a financing fee (the "Financing Fee") that shall be payable in a form determined at the sole election of Sunrise of either (i) the Company shall pay to Sunrise a cash fee equal to ten percent (10%) of the gross proceeds in such Financing or (ii) the Company shall issue to Sunrise and/or its designees such number of shares of Common Stock equal to eleven percent (11%) of the aggregate number of fully diluted and/or converted shares of Common Stock and/or Common Stock equivalents (including, but not limited to Units) as are purchased by Investors (as defined below). Convertible securities shall be treated as equity for purposes of calculating the Financing Fee. Securities acquired or otherwise received by financing sources ("Investors") are referred to as "Securities". In addition, the Company shall issue to Sunrise and/or its designees warrants (the "Warrants") to purchase such number of shares of the Common Stock equal to 10% of the aggregate number of the fully diluted and/or converted shares of Common Stock and/or Common Stock equivalents (including, but not limited to Units) purchased by the Investors (after giving effect to any increase in shares under a ratchet or similar provision pursuant to which the number of shares initially acquired is subsequently increased) on the same terms and conditions. The Warrants shall be purchased for a nominal sum and shall be exercisable for a period of five years from the date of Closing with an exercise price per share equal to the effective per share price paid by the Investors for the Securities. The terms of the Warrants shall be set forth in one or more agreements (the "Warrant Agreements") in form and substance reasonably satisfactory to Sunrise and the Company. The Warrant Agreements shall contain customary terms, including without limitation, provisions for cashless exercise, change of control, price based antidilution, and customary demand and piggyback registration rights. With respect to funds in escrow, Sunrise's Financing Fee shall be calculated and paid in full at the Company's first closing upon such funds. For the purposes of this Agreement, the term "Financing" shall mean any debt financing or equity investment in the Company, or any combination thereof (i.e., where the funds are received by the Company, as distinct from funds received by selling shareholders). Without limiting the foregoing, Financing shall include lease financing, vendor financing, government sponsored financing or any similar transaction or combination thereof. Sunrise's fee shall be based upon the percentages set forth in this Paragraph 5B above of the gross total credit facility before any deductions, including but not limited to fees, deposits, transaction expenses, reserves, insurance or other amounts withheld or paid by the lender/Investor/facility provider. Financing shall be deemed to include total value of Securities sold directly or indirectly, in connection with the Financing, including proceeds received by the Company upon exercise of options, warrants and/or similar securities, and any amounts paid into escrow and any amounts payable in the future whether or not subject to any contingency.

6. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Sunrise shall be entitled to a full fee as provided under Paragraph 5 hereof, for any Financing for which the discussions were conducted during the term of this Agreement by the Company or by Sunrise on behalf of the Company which is consummated within a period of twelve (12) months after non-renewal or termination of this Agreement. Upon termination of this Agreement, Sunrise shall provide the Company with a written list of parties with whom it had discussions in connection with any Financing, which list shall govern the operation of this Paragraph.

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022

7. In addition to the fees payable hereunder, and regardless whether any Financing set forth in Paragraph 5 hereof is proposed or consummated, the Company shall reimburse Sunrise for all reasonable fees and disbursements of Sunrise's outside counsel and Sunrise's reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Sunrise pursuant to this Agreement, including without limitation, filing fees, printing and duplicating costs, postage, hotel, food and associated expenses including long-distance telephone calls; provided that to the extent such reimbursements referenced in this Paragraph 7 exceed $25,000 in the aggregate, they, thereafter, shall be subject to the Company's prior approval. In addition to the fees payable hereunder, and regardless whether any Financing set forth in Paragraph 5 hereof is proposed or consummated, the Company shall also reimburse the reasonable fees and disbursements of a small business investment company's ("SBIC") counsel, if any, incurred in connection with Financing, provided that such aggregate amount shall not exceed 1% of the SBIC's allocation in such Financing.

8. The Company acknowledges that all opinions and advice (written or oral) given by Sunrise to the Company in connection with Sunrise's engagement are intended solely for the benefit and use of the Company in considering the transaction or financing to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Sunrise to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Sunrise, or use Sunrise's name in any annual reports or any other reports or releases of the Company without Sunrise's prior written consent, which shall not be unreasonably withheld.

9. The Company acknowledges that Sunrise and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Sunrise in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties.

10.The Company  recognizes  and  confirms  that,  in advising the Company and in fulfilling its engagement hereunder, Sunrise will use and rely on data, material and other information furnished to Sunrise by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Sunrise may rely upon the data, material and other information supplied by the Company without independently verifying its accuracy, completeness or veracity, except to the extent Sunrise has actual knowledge to the contrary. The Company represents and warrants to Sunrise that all such information concerning the Company provided by the Company in response to requests made by Sunrise or otherwise, will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. Sunrise shall be under no obligations to make an independent appraisal of assets or an investigation or inquiry as to any information regarding, or any representations of, any other participant in a Financing, and shall have no liability with regard thereto. The Company acknowledges and agrees that Sunrise will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Sunrise of the Company or its business or assets. If, in Sunrise's opinion after completion of its due diligence process, the condition of the Company, financial or otherwise, and its prospects are not substantially as represented or do not fulfill Sunrise's expectations, Sunrise shall have the sole discretion to review and determine its continued interest in proposed Financings. The Company further represents and agrees that (i) the Company is not obligated to pay any finder in connection with any proposed Financing pursuant to this Agreement and in any and all events that any parties other than Sunrise ("Other Parties") seek compensation relating to the closing of

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022 any proposed Financing, Sunrise shall be entitled to receive its full compensation from the Company as set forth in this Agreement and that Sunrise shall have no obligation whatsoever to pay any Other Parties, (ii) the Company shall deliver at the closing of each Financing conducted hereunder
   (a) a certificate of each of the Company's President and Treasurer to the effect that the Company's information provided to the Investors does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and all necessary corporate approvals have been obtained to enable the Company to deliver the Securities in accordance with the terms of the Financing, and (b) a 10b-5 opinion of counsel for the Company satisfactory to Sunrise to the effect that the Company's information provided to the Investors does not (except with respect to the financial statements or forecasts as to which no opinion need be expressed) contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and such other opinions as Sunrise and/or Sunrise's counsel shall reasonably require,
   (iii) as of the date hereof, there is no litigation pending or involving the business or property of the Company, (iv) the Company owns or possesses free of all encumbrances its assets, trademarks, patents, and copyrights necessary to conduct its business, (v) all taxes which are due and payable by the Company have been paid in full and the Company has no tax deficiency or claims outstanding or proposed against it, (vi) the financial statements of the Company present the financial position as of the date hereof and such financial statements have been prepared in accordance with generally accepted accounting principals, (vii) any Financing shall only be conducted and closed, at the sole expense of the Company, through an escrow account and escrow agent that are both pre-approved by Sunrise, and (viii) all "blue sky" legal work shall be performed by the Company's counsel at the Company's sole expense.

11.Since Sunrise will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Sunrise have entered into a separate indemnification agreement substantially in the form attached hereto as Schedule A and dated the date hereof, providing for the indemnification of Sunrise by the Company. Sunrise has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

12.Sunrise shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Sunrise shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

13.A. This Agreement and the Schedule A attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

   B. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

if to the Company, to:         ESSENTIAL REALITY, INC.
                               263 Horton Highway
                               Mineola, NY 11501
                               Attn: Mr. Humbert B. Powell, Chairman

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022
if to Sunrise, to:            SUNRISE SECURITIES CORP.
                              641 Lexington Ave., 25th Floor

                              New York, New York  10022
                              Attn: Dr. Amnon Mandelbaum, Managing Director

   C. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

   D. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document. This Agreement may be executed and delivered by exchange of facsimile copies showing the parties' signatures, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same Agreement requiring no further execution.

   E. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

   F. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 13B hereof.

   The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of or in connection with this Agreement.




                    [REST OF PAGE INTENTIONALLY LEFT BLANK.]

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022

   If the foregoing correctly sets forth the understanding between Sunrise and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

                  SUNRISE SECURITIES CORP.
                  By Its Authorized Signatory:

                  By:
                     ------------------------
                      Amnon Mandelbaum
                      Managing Director


Accepted and Agreed:
ESSENTIAL REALITY, INC.
By Its Authorized Signatory:

By:
   ------------------------------------------
   Name:
   Title:

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022

                         [SUNRISE SECURITIES CORP. LOGO]

                                MEMBER NASD/SIPC



                                   SCHEDULE A
                           INDEMNIFICATION PROVISIONS
--------------------------------------------------------------------------------
In connection with the engagement of SUNRISE SECURITIES CORP. (`Sunrise") by ESSENTIAL REALITY, INC. (the "Company") pursuant to a letter agreement dated December __, 2003 between the Company and Sunrise as it may be amended from time to time (the "Letter Agreement"), the Company, hereby agrees as follows:

1. In connection with or arising out of or relating to the engagement of Sunrise under the Letter Agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with the Letter Agreement, the Company agrees to reimburse Sunrise, its affiliates and their respective directors, officers, employees, agents and controlling persons (each an "Indemnified Party") promptly upon demand for actual, out-of-pocket expenses (including reasonable fees and expenses for legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation, proceeding or other action in respect thereof (collectively, a "Claim"). The Company also agrees (in connection with the foregoing) to indemnify and hold harmless each Indemnified Party from and against any and all out-of-pocket losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable pursuant to this sentence in respect of any loss, claim, damage or liability to the extent that a court or other agency having competent jurisdiction shall have determined by final judgement (not subject to further appeal) that such loss, claim, damage or liability was incurred solely as a direct result of the willful misconduct or gross negligence of such Indemnified Party.

2. An Indemnified Party shall have the right to retain separate legal counsel of its own choice to conduct the defense and all related matters in connection with any Claim. The Company shall pay the reasonable fees and expenses of such legal counsel, and such counsel shall to the fullest extent, consistent with its professional responsibilities, cooperate with the Company and any legal counsel designated by the Company.

3. The Company will not, without the prior written consent of each Indemnified Party settle, compromise or consent to the entry of any judgement in any pending or threatened Claim in respect of which indemnification may be reasonably sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person against whom such Claim may be brought hereunder from any and all liability arising out of such Claim.

4. In the event the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient (i) in such portion as appropriately reflects the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters as to which losses, claims, damages or liabilities relate, or (ii) if the allocation provided by (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, as well as any other equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other out-of-pocket fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Sunrise's share of the liability



                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022 hereunder shall not be in excess of the amount of fees actually received by Sunrise under the Letter Agreement (excluding any amounts received as reimbursement of expenses by Sunrise).

5. It is understood and agreed that, in connection with Sunrise's engagement by the Company under the Letter Agreement, Sunrise may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Letter Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Sunrise to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish an opinion letter, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon.

6. These Indemnification Provisions shall remain in full force and effect in connection with the transaction contemplated by the Letter Agreement whether or not consummated, and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.

7. Each party hereto consents to personal jurisdiction and service of process and venue in any court in the State of New York in which any claim for indemnity is brought by any Indemnified Person.

8. These Indemnification Provisions may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. These
   Indemnification Provisions may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

SUNRISE SECURITIES CORP.
By Its Authorized Signatory:

By:
   --------------------------------
   Amnon Mandelbaum
   Managing Director

ESSENTIAL REALITY, INC.
By Its Authorized Signatory:

By:
   --------------------------------
   Name:
   Title:


                                                                               2

                            Sunrise Securities Corp.
               641 Lexington Ave., 25th Floor, New York, NY 10022